Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274348

PROSPECTUS

RUBICON TECHNOLOGIES, INC.

Up to $50,000,000

CLASS A COMMON STOCK

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Sales Agent”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000 from time to time through the Sales Agent, acting as our agent.

Sales of our Class A Common Stock, if any, under this prospectus and the accompanying base prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through the New York Stock Exchange (“NYSE”) or any other market venue where common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and the Sales Agent agree on any method of distribution other than the sale of shares of Class A Common Stock on or through the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the Sales Agreement, we may also sell shares of Class A Common Stock to the Sales Agent as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to the Sales Agent for the sales of Class A Common Stock pursuant to the Sales Agreement will be an amount equal to 3% of the aggregate gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of our Class A Common Stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 16 for additional information regarding the compensation to be paid to the Sales Agent.

Our Class A Common Stock is listed on the NYSE under the symbol “RBT.” On September 1, 2023 the closing price of our Class A Common Stock, as reported on the NYSE, was $0.54 per share. As of September 1, 2023, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates, or public float, was approximately $127.4 million, based on 275,030,197 shares of outstanding Class A Common Stock, of which approximately 41.2 million shares were held by affiliates, and a price of $0.54 per share, which was the price at which our Class A Common Stock was last sold on the NYSE on September 1, 2023.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD CAREFULLY READ AND CONSIDER THOSE RISK FACTORS BEFORE INVESTING IN ANY OF OUR CLASS A COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2023.

TABLE OF CONTENTS

Prospectus

You should rely only on the information provided in this prospectus and the information incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Class A Common Stock having an aggregate offering price of up to $150,000,000. Under this prospectus, we may from time to time sell shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000 at prices and on terms to be determined by market conditions at the time of the offering. The $50,000,000 of shares of our Class A Common Stock that may be sold under this prospectus are included in the $150,000,000 of shares of Class A Common Stock that may be sold under the registration statement.

This prospectus relates to the offering of our Class A Common Stock. Before buying any of the Class A Common Stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our Class A Common Stock in two separate documents that are bound together: (1) this prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the Sales Agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision. The distribution of this prospectus and the offering of shares of our Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus, the accompanying base prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

TRADEMARKS

This prospectus and the documents incorporated by reference herein contain trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies. Solely for convenience, our trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Company,” or “Rubicon” refers to Rubicon Technologies, Inc.

Overview

Founded in 2008, we are a digital marketplace for waste and recycling and provide cloud-based waste and recycling solutions to businesses and governments. As a digital challenger to status quo waste companies, we have developed and commercialized a proven, cutting-edge platform that brings transparency and environmental innovation to the waste and recycling industry, enabling customers and hauling and recycling partners to make data-driven decisions that can lead to more efficient and effective operations and yield more sustainable outcomes. Using proprietary technology in Machine Learning, Artificial Intelligence (“AI”), computer vision, and Industrial Internet of Things (“IoT”), for which we have secured more than 60 U.S. and international patents, we have built an innovative digital platform aimed at modernizing the outdated, approximately $1.6 trillion global waste and recycling industry.

Through our suite of cutting-edge solutions, we have driven innovation in the waste and recycling industry, reimagined the customer experience, and empowered a wide range of customers, from small businesses to Fortune 500 companies, to municipal and city agencies, to better optimize their waste handling and recycling programs. The implementation of our solutions enables customers to find economic value in their physical waste streams by improving business processes, reducing costs, and saving energy while helping those customers execute their sustainability goals.

We are a leading provider of cloud-based waste and recycling solutions for businesses, governments, and organizations worldwide. Our platform brings new transparency to the waste and recycling industry — empowering our customers and hauling and recycling partners to make data-driven decisions that can lead to more efficient and effective operations as well as more sustainable waste outcomes. Our platform primarily serves three constituents – waste generator customers, hauling and recycling partners, and municipalities/governments.

We believe we have built one of the world’s largest digital marketplaces for waste and recycling services. Underpinning this marketplace is a cutting-edge, modular platform that powers a modern, digital experience and delivers data-driven insights and transparency for our customers and hauling and recycling partners. We provide our waste generator customers with a digital marketplace that delivers pricing transparency, self-service capabilities, and a seamless customer experience while helping them achieve their environmental goals. We enhance our hauling and recycling partners’ economic opportunities by democratizing access to large, national accounts that typically engage suppliers at the corporate level. By providing telematics-based and waste-specific solutions as well as access to group purchasing efficiencies, we help large national accounts optimize their businesses. We help governments provide more advanced waste and recycling services that allow them to serve their local communities more effectively by digitizing their routing and back-office operations and using our computer vision technology to combat recycling material contamination at the source.

Over the past decade, this value proposition has allowed us to scale our platform considerably. Our digital marketplace now services over 8,000 waste generator customers, including numerous large, blue-chip customers such as Apple, Dollar General, Starbucks, Walmart, Chipotle, and FedEx, which together are representative of our broader customer base. Our waste generator customers are serviced by our network of over 8,000 hauling and recycling partners across North America. We have also deployed our technology in over 100 municipalities within the United States and operate in 20 countries. Furthermore, we have secured a robust portfolio of intellectual property, having been awarded more than 60 patents and 15 trademarks.

Corporate Information

Founder SPAC, our predecessor company (“Founder”), was a Cayman Islands exempted company formed on April 26, 2021, as a special purpose acquisition company for the purpose of effecting an initial business combination. On October 19, 2021, Founder completed its initial public offering. On August 15, 2022, Founder consummated a business combination with Rubicon Technologies, LLC pursuant to that certain Agreement and Plan of Merger, dated as of December 15, 2021, by and among Founder, Rubicon Technologies, LLC, and the other parties thereto. In connection with the closing of the business combination, Founder changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a Delaware corporation, changing its name to “Rubicon Technologies, Inc.”

Our principal executive office is located at 335 Madison Avenue, 4th Floor New York, NY 10017, and our telephone number is (844) 479-1507.

Emerging Growth Company

Rubicon is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, Rubicon is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Rubicon has elected to take advantage of such extended transition period. Rubicon will remain an emerging growth company until the earlier of (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of Founder’s initial public offering), (2) the last day of the fiscal year in which Rubicon has total annual gross revenue of at least $1.235 billion or more, (3) the last day of the fiscal year in which Rubicon is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which Rubicon has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our Class A Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our Class A Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the prospectus and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

THE OFFERING

Issuer	Rubicon Technologies, Inc.

Shares of Class A Common Stock Offered by Us	Shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000.

Shares of Class A Common Stock Outstanding After this Offering	Up to 92,592,593 shares, assuming the sale of $50,000,000 of shares of our Class A Common Stock at an assumed offering price of $0.54 per share, which was the last reported sale price of our common stock on the NYSE on September 1, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our Sales Agent, Cantor Fitzgerald & Co.. See “Plan of Distribution” on page 16 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds” on page 13 of this prospectus.

Market for our Shares of Class A Common Stock	Our Class A Common Stock is listed on the NYSE under the symbol “RBT.”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

NYSE Symbol	“RBT”

All information in this prospectus related to the number of shares of our Class A Common Stock to be outstanding immediately after this offering is based on 229,818,370 shares of our Class A Common Stock outstanding as of June 30, 2023, and unless otherwise indicated, excludes:

●	30,016,851 shares of Class A Common Stock issuable upon the exercise of public and private warrants outstanding as of June 30, 2023, with an exercise price of $11.50;

●	1,488,519 shares of Class A Common Stock issuable depending upon the performance of Class A Common Stock during the five years period from August 15, 2022 under that certain Agreement and Plan of Merger, dated December 15, 2021;

●	$20.0 million in shares of Class A Common Stock issuable upon the exercise of a pre-funded warrant outstanding as of June 30, 2023, with an exercise price of $0.0001;

●	500,000 shares of Class A Common Stock issuable upon the exercise of an advisor warrant outstanding as of June 30, 2023, with an exercise price of $0.01;

●	16,972,870 shares of Class A Common Stock issuable upon the exercise of term loan warrants outstanding as of June 30, 2023, with an exercise price of $0.01;

●	22,634,721 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2023;

●	306,802 shares of Class A Common Stock issuable upon the settlement of deferred stock units outstanding as of June 30, 2023;

●	8,996,754 shares of Class A Common Stock issuable upon the conversion of convertible debentures outstanding as of June 30, 2023;

●	$11.5 million of aggregate principal in shares of Class A Common Stock issuable upon the conversion of convertible debentures outstanding as of June 30, 2023;

●	35,402,821 Class B units outstanding as of June 30, 2023 and exchangeable into the equal number of shares Class A Common Stock; and

●	31,859,270 shares of Class A Common Stock reserved for future issuance under our 2022 Equity Incentive Plan (the “2022 Plan”) as of June 30, 2023, as well as any automatic increases in the number of shares of Class A Common Stock reserved for future issuance under this benefit plan.

In addition, unless otherwise stated, all information contained in this prospectus assumes no exercise of additional convertible securities after June 30, 2023.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus and the accompanying base prospectus, as updated by our subsequent filings under the Exchange Act, and any applicable free writing prospectus that we have authorized for use in connection with this offering before acquiring any such securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our Class A Common Stock could decline due to any of these risks, and as a result, you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related To This Offering and Our Class A Common Stock

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with low rates of return. These investments may not yield a favorable return to our stockholders.

If you purchase our Class A Common Stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

If you invest in our Class A Common Stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A Common Stock immediately after this offering. Our net tangible book value of our Class A Common Stock as of June 30, 2023 was approximately $(172.4), or $(0.75) per share. Net tangible book value per share of our Class A Common Stock is total tangible assets less our total liabilities divided by the number of shares of our Class A Common Stock outstanding as of June 30, 2023  . On September 1, 2023, the last reported sale price of our Class A Common Stock was $0.54 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

Future sales or issuances of our Class A Common Stock in the public markets, or the perception of such sales, could depress the trading price of our Class A Common Stock.

The sale of a substantial number of shares of our Class A Common Stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A Common Stock at any time pursuant to this prospectus and/or in one or more separate offerings. We cannot predict the effect that future sales of Class A Common Stock or other equity-related securities would have on the market price of our Class A Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement entered into by us with the Sales Agent and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.

Our revenue generating activities have not yet produced sufficient funds for profitable operations. Accordingly, while we may raise gross proceeds of up to a maximum of $50.0 million through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

We have never paid cash dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on any of our capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our Class A Common Stock will be the sole source of gain from investing in and holding our Class A Common Stock for the foreseeable future.

Our failure to meet the continued listing requirements of the NYSE could result in a delisting of our Class A Common Stock.

Our Class A Common Stock is listed on the NYSE, which imposes, among other requirements, a minimum share price requirement. On March 28, 2023, we received a written notice from the NYSE that we were not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual, as the average closing price of our Class A Common Stock was less than $1.00 per share over a consecutive 30 trading-day period. There was no immediate impact on the listing of our Class A Common Stock on the NYSE, subject to our compliance with the NYSE’s other continued listing requirements.

We timely responded to the NYSE with respect to our intent to cure the deficiency. We intend to consider available alternatives, including, but not limited to, a reverse stock split, which reverse stock split was approved at our annual meeting of stockholders held on June 8, 2023, if necessary, to regain compliance. Pursuant to Section 802.01C, we have a period of six months following the receipt of the written notice from the NYSE to regain compliance with the minimum share price requirement. We may regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period our Class A Common Stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If we are unable to regain compliance with the $1.00 share price rule within this period, the NYSE may initiate procedures to suspend and delist our Class A Common Stock.

We are diligently working to evidence compliance with the minimum share price requirement for continued listing on the NYSE; however, there can be no assurance that we will be able to regain compliance with the minimum share price or other continued listing requirements.

If we fail to satisfy the NYSE’s continued listing standards, our Class A Common Stock will be subject to delisting. Delisting from the NYSE would likely have a negative effect on the liquidity and market price of our Class A Common Stock, reduce the number of investors willing to hold or acquire our Class A Common Stock, limit or reduce the amount of analyst coverage we receive, and impair your ability to sell or purchase our Class A Common Stock when you wish to do so. In addition, a delisting from the NYSE might negatively impact our reputation and, as a consequence, our business. Additionally, if we are delisted from the NYSE and we are not able to list our Class A Common Stock on another national exchange, we will not be eligible to use Form S-3 registration statements, which would delay our ability to raise funds in the future, limit the type of offerings of Class A Common Stock we could undertake, and increase the expenses of any offering.

In the event of a delisting of our Class A Common Stock, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our Class A Common Stock, prevent our Class A Common Stock from dropping below the NYSE minimum share price requirement or prevent future non-compliance with the NYSE’s listing standards. Additionally, if our Class A Common Stock is not listed on, or becomes delisted from, the NYSE for any reason, and is quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our Class A Common Stock may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your Class A Common Stock unless a market can be established or sustained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this prospectus, the accompanying base prospectus, and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations, forecasts and assumptions of the management of Rubicon Technologies, Inc. (“Rubicon”), involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to the following:

●	Actual results may vary from expectations regarding (and the Company’s ability to meet expectations regarding) the Company’s strategies and future performance, including Rubicon’ future business plans or objectives and its ability to invest in growth initiatives.

●	The Company has a history of net losses and may not achieve or maintain profitability in the future.

●	The Company faces significant competition and expects to face increasing competition in many aspects of its business, which could cause its business, financial condition, and operating results to suffer.

●	If the Company fails to grow its business as anticipated, revenues and gross margin will be adversely affected.

●	The Company’s attempts to expand its products and services into new sectors and geographies may not be successful.

●	The Company’s stock price may be volatile or may decline regardless of its operating performance.

●	The Company’s operating results and financial condition may fluctuate on a quarterly and annual basis.

●	Failure to attract, integrate and retain additional personnel in the future could harm the Company’s business and negatively affect the Company’s ability to grow its business.

●	The loss of one or more key members of the Company’s management team or personnel could harm its business.

●	The Company’s actual results may be significantly different from projections, estimates, targets, or forecasts.

●	Other risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 10 of this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Rubicon prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

Except to the extent required by applicable law or regulation, Rubicon undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We may, from time to time, issue and sell shares of our Class A Common Stock having aggregate gross proceeds of up to $50.0 million under this prospectus and the accompanying base prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. In addition, we may use a portion of such net proceeds for acquisitions of complementary businesses, technologies or other assets, or to fund the repayment, refinancing or redemption of outstanding debt. However, we have no current understandings, agreements, or commitments for any material acquisitions at this time, and we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering for its business use. Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

If you invest in our Class A Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Class A Common Stock after giving effect to this offering.

Our historical net tangible book value as of June 30, 2023 was $(172.4) million, or $(0.75) per share. Net tangible book value per share is determined by our total tangible assets, less total liabilities, divided by the number shares of our Class A Common Stock outstanding.

After giving effect to the assumed sale by us of our shares of Class A Common Stock having an aggregate offering price of $50,000,000 at an assumed public offering price of $0.54 per share of Class A Common Stock, which was the last reported sale price of our Class A Common Stock on the NYSE on September 1, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been $(123.9) million, or $(0.38) per share. This represents an immediate increase in net tangible book value of $0.37 per share to existing stockholders and immediate dilution of $(0.92) per share   to investors purchasing our Class A Common Stock in this offering at the assumed public offering price. The following table illustrates this accretion on a per share basis:

Assumed offering price per share		$0.54
Historical net tangible book value per share as of June 30, 2023	$(0.75)
(Decrease) increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$0.37
As adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering		$(0.38)
(Accretion) dilution per share to investors purchasing our common stock in this offering		$0.92

The number of shares of our Class A Common Stock outstanding is based on an aggregate of 229,818,370 shares of our Class A Common Stock outstanding as of June 30, 2023, and excludes:

●	30,016,851 shares of Class A Common Stock issuable upon the exercise of public and private warrants outstanding as of June 30, 2023, with an exercise price of $11.50;

●	1,488,519 shares of Class A Common Stock issuable depending upon the performance of Class A Common Stock during the five years period from August 15, 2022 under that certain Agreement and Plan of Merger, dated December 15, 2021;

●	$20.0 million in shares of Class A Common Stock issuable upon the exercise of a pre-funded warrant outstanding as of June 30, 2023, with an exercise price of $0.0001;

●	500,000 shares of Class A Common Stock issuable upon the exercise of an advisor warrant outstanding as of June 30, 2023, with an exercise price of $0.01;

●	16,972,870 shares of Class A Common Stock issuable upon the exercise of term loan warrants outstanding as of June 30, 2023, with an exercise price of $0.01;

●	22,634,721 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2023;

●	306,802 shares of Class A Common Stock issuable upon the settlement of deferred stock units outstanding as of June 30, 2023;

●	8,996,754 shares of Class A Common Stock issuable upon the conversion of convertible debentures outstanding as of June 30, 2023;

●	$11.5 million of aggregate principal in shares of Class A Common Stock issuable upon the conversion of convertible debentures outstanding as of June 30, 2023;

●	35,402,821 Class B units outstanding as of June 30, 2023 and exchangeable into the equal number of shares Class A Common Stock; and

●	31,859,270 shares of Class A Common Stock reserved for future issuance under the 2022 Plan as of June 30, 2023, as well as any automatic increases in the number of shares of Class A Common Stock reserved for future issuance under this benefit plan.

The table above assumes for illustrative purposes that an aggregate of 92,592,593 shares of our Class A Common Stock are sold during the term of the Sales Agreement at a price of $0.54 per share, the last reported sale price of our Class A Common Stock on the NYSE on September 1, 2023, for aggregate gross proceeds of $50.0 million. The shares subject to the Sales Agreement, if sold, may be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.54 per share shown in the table above, assuming all of our Class A Common Stock sold at that price during the term of the Sales Agreement to achieve the aggregate amount of $50.0 million in gross proceeds, would decrease our as adjusted net tangible book value per share to $(0.42) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $(1.21) per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.54 per share shown in the table above, assuming all of our Class A Common Stock sold at that price during the term of the Sales Agreement to achieve the aggregate amount of $50.0 million in gross proceeds, would increase our as adjusted net tangible book value per share to $(0.31) per share  and would decrease the dilution in net tangible book value per share to new investors in this offering to $(0.60) per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and assumes no exercise or conversion, as applicable, of other convertible securities outstanding as of June 30, 2023. For more information, see “Description of Capital Stock and Outstanding Warrants” in the accompanying base prospectus.

To the extent that outstanding convertible securities are exercised, restricted stock units are settled, new options, restricted stock units or restricted stock awards are issued under the 2022 Plan and subsequently exercised or settled or we issue additional shares of Class A Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity Offering℠ Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor. Pursuant to this prospectus, we may offer and sell shares of our Class A Common Stock having an aggregate gross sales price of up to $50,000,000.00 from time to time through Cantor acting as Sales Agent. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Class A Common Stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our Class A Common Stock. Cantor will be entitled to compensation at a commission rate equal to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus relating to the common stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $25,000.

Settlement for sales of shares of our Class A Common Stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Class A Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Winston & Strawn LLP. Certain legal matters in connection with this offering will be passed upon for Cantor Fitzgerald & Co. by DLA Piper LLP (US).

EXPERTS

The financial statements of Rubicon as of and for the years ended December 31, 2022 and 2021, incorporated by reference herein, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://investors.rubicon.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Incorporation by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and the accompanying base prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus and the accompanying base prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and the accompanying base prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2023, filed with the SEC on May 22, 2023, and the quarter ended June 30, 2023, filed with the SEC on August 11, 2023;

●	our Current Reports on Form 8-K filed with the SEC on February 7, 2023, February 9, 2023, February 17, 2023, February 21, 2023, March 13, 2023, March 31, 2023, May 24, 2023, June 8, 2023, June 9, 2023, August 3, 2023, August 11, 2023 and September 11, 2023; and

●	The description of our capital stock set forth in the registration statement on Form 8-A registering our capital stock under Section 12 of the Exchange Act, which was filed with the SEC on August 15, 2022, including any amendments or reports filed for purposes of updating such description, including Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and the accompanying base prospectus and deemed to be a part thereof from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus and the accompanying base prospectus by writing or telephoning us at the following address:

Rubicon Technologies, Inc.

335 Madison Avenue, 4th Floor

New York, NY 10017

Attention: Corporate Secretary

Tel. (844) 479-1507

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus and the accompanying base prospectus.

RUBICON TECHNOLOGIES, INC.

Up to $50,000,000

CLASS A COMMON STOCK

PROSPECTUS

September 21, 2023.